QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 30, 2002
(Date of earliest event reported: April 16, 2002)

DITECH COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26209 (Commission File No.)	94-2935531 (IRS Employer Identification No.)

825 E. Middlefield Road
Mountain View, Ca. 94043
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (650) 623-1300

Item 2. Acquisition or Disposition of Assets.

        On April 16, 2002, Ditech Communications Corporation, a Delaware corporation ("Ditech"), sold to Texas Instruments Incorporated, a Delaware corporation ("TI"), all of its assets relating to its voice enhancement and echo cancellation software business for an aggregate total of $26.8 million in cash, of which (i) $18.3 million was paid to Ditech at closing, (ii) $5.0 million will be paid to Ditech on the first anniversary of the closing (subject to reduction in the event of any breaches of Ditech's representations and warranties), and (iii) $3.5 million will be paid to Ditech on the second anniversary of the closing. The purchase price was determined in arms-length negotiations between the parties. Concurrent with the closing of the sale, Dr. Charles Davis, Ditech's former chief technology officer, and certain other members of the Ditech echo-cancellation team joined TI to lead its echo-cancellation software team.

        Additionally, in connection with the sale, Ditech entered into a license agreement with TI and Telogy Networks Inc., a Delaware corporation and a wholly-owned subsidiary of TI ("Telogy"), pursuant to which TI and Telogy granted to Ditech a license to implement the voice enhancement and echo cancellation software, including any enhancements made by TI and Telogy to the software, in Ditech's products for a period of four years.

        See press release attached hereto as Exhibit 99.1, which is incorporated by reference here.

Item 7. Financial Statements and Exhibits.

  (b)
  Pro Forma Condensed Consolidated Financial Information (Unaudited)

        The following unaudited pro forma condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements and notes thereto of the Company included in the Company's Annual Report on Form 10-K filed July 26, 2001, and the Company's January 31, 2002 unaudited quarterly financial statements on Form 10-Q filed March 18, 2002, with the Securities and Exchange Commission.

        The unaudited pro forma condensed consolidated financial statements assume the sale of the Company's assets relating to its voice enhancement and echo cancellation software business (the "Sale"). The unaudited pro forma condensed consolidated balance sheet shows the Company's condensed consolidated balance sheet as of January 31, 2002, giving effect to the Sale as if it had occurred on January 31, 2002. The unaudited pro forma condensed consolidated statements of operations show the Company's historical results for the year ended April 30, 2001, and the nine months ended January 31, 2002, giving effect to the Sale as if it had occurred at May 1, 2000 and 2001, respectively.

        The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Sale had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position.

Ditech Communications Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of January 31, 2002
(in thousands)

	As Reported	Pro Forma Adjustments		Pro Forma Adjusted
Assets
Cash and cash equivalents	$95,216	$18,300	(a)	$113,516
Accounts receivable, net	2,853			2,853
Inventories	14,846			14,846
Other current assets	1,728			1,728
Income taxes receivable	9,374			9,374
Deferred income taxes	4,080			4,080

Total current assets	128,097	18,300		146,397
Property and equipment, net	12,057	(35	)(a)	12,022
Purchased technology, net	15,548	(15,548	)(a)	0
Goodwill, net	46,994	(6,815	)(a)	40,179
Deferred income taxes	24,738	820	(a)	25,558
Other assets	4,674	9,710	(a)	14,384

Total Assets	$232,108	$6,432		$238,540

Liabilities and Stockholders' Equity
Accounts payable	$3,924			3,924
Accrued expenses	7,901	692	(a)	8,593
Deferred revenue	2,266			2,266
Income taxes payable	74			74
Capital lease obligation	2			2

Total current liabilities	14,167	692		14,859

Common stock	30			30
Additional paid-in capital	270,850			270,850
Accumulated deficit	(38,186)	(1,910	)(a)	(40,096)
Deferred stock compensation	(14,753)	7,650	(a)	(7,103)

Total stockholders' equity	217,941	5,740		223,681

Total Liabilities and Stockholders' Equity	$232,108	$6,432		$238,540

The accompanying notes are an integral part of these
unaudited pro forma condensed consolidated financial statements

Ditech Communications Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended April 30, 2001
(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments		Pro Forma Adjusted
Revenue	$121,714	$(2,675	)(b)	$119,039
Cost of goods sold	38,486	(294	)(b)	38,192

Gross profit	83,228	(2,381)		80,847

Operating expenses:
Sales and marketing	13,821			13,821
Research and development	34,372	(9,013	)(b)	25,359
General and administrative	6,716			6,716
Amortization of goodwill and other intangibles	20,124	(7,454	)(b)	12,670

Total operating expenses	75,033	(16,467)		58,566

Income from operations	8,195	14,086		22,281
Other income, net	4,853			4,853

Income before provision for income taxes	13,048	14,086		27,134
Provision for income taxes	10,952	4,930	(c)	15,882

Net income	$2,096	$9,156		$11,252

Per share data:
Basic	$0.07			$0.40

Diluted	$0.07			$0.37

Weighted shares used in per share calculation:
Basic	28,145			28,145

Diluted	30,512			30,512

The accompanying notes are an integral part of these
unaudited pro forma condensed consolidated financial statements

Ditech Communications Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For Nine Month Period Ended January 31, 2002
(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments		Pro Forma Adjusted
Revenue	$31,714	$(841	)(b)	$30,873
Cost of goods sold	18,928	(145	)(b)	18,783

Gross profit	12,786	(696)		12,090

Operating expenses
Sales and marketing	13,312			13,312
Research and development	39,747	(6,993	)(b)	32,754
General and administrative	4,757			4,757
Amortization of goodwill and other intangible assets	18,757	(5,591	)(b)	13,166

Total operating expenses	76,573	(12,584)		63,989

Loss from operations	(63,787)	11,888		(51,899)
Other income, net	2,634			2,634

Loss before benefit from income taxes	(61,153)	11,888		(49,265)
Benefit from income taxes	(16,508)	3,570	(c)	(12,938)

Net loss	$(44,645)	$8,318		$(36,327)

Per share data:
Basic	$(1.53)			$(1.24)

Diluted	$(1.53)			$(1.24)

Weighted shares used in per share calculation:
Basic	29,237			29,237

Diluted	29,237			29,237

The accompanying notes are an integral part of these
unaudited pro forma condensed consolidated financial statements

Ditech Communications Corporation
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.
Basis of Presentation

        Effective April 16, 2002, the Company sold the operating assets relating to its voice enhancement and echo cancellation software business (the "Sale") for a net sales price, after expenses of the sale, of $25.8 million. The disposition of this business resulted in a gain of $583,000 ($413,000 after taxes.) If the disposition had occurred at the beginning of the year ended April 30, 2001 or the nine months ended January 31, 2002, it would have resulted in a loss of $30.4 million ($19.8 million after tax at an assumed rate of 35%) and $14.7 million ($10.3 million after tax at an assumed rate of 30%), respectively. The difference is due to the continuing depreciation and amortization of the voice enhancement and echo cancellation assets.

        The assets related to the voice enhancement and echo cancellation software business consisted of equipment, purchased technology, goodwill, licensed software and deferred stock compensation with an original value of $64.0 million.

2.
Pro Forma Adjustments

(a)
To reflect the proceeds of the sale of the operating assets relating to the voice enhancement and echo cancellation software business, and the disposition of the assets as if the sale had occurred January 31, 2002, net of taxes at an assumed rate of 30%.

(b)
To reflect elimination of the software license revenue, costs and expenses related to the voice enhancement and echo cancellation software business as if the acquisition had occurred May 1, 2000 or 2001 as applicable. Expenses eliminated include personnel and related expenses and the amortization of purchased technology, a software license, goodwill and deferred stock compensation.

(c)
To reflect the elimination of income tax benefit on losses of the business sold at an assumed rate of 35% for the year ended April 30, 2001 and 30% for the nine months ended January 31, 2002.

  (c)
  Exhibits.

    The following Exhibits are filed as part of this report:

2.3		Asset Purchase Agreement, dated as of April 16, 2002, by and between Ditech and TI.
10.29	(1)	Software License Agreement, dated as of April 16, 2002, by and between Ditech, TI and Telogy.
99.1		Press Release, dated as of April 16, 2002, entitled "Texas Instruments Acquires Ditech's Telinnovation Echo-Cancellation Software Unit."

(1)
Confidential treatment has been requested for portions of this Exhibit.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DITECH COMMUNICATIONS CORPORATION
Dated: April 30, 2002	By:	/s/ William J. Tamblyn William J. Tamblyn Vice President and Chief Financial Officer

INDEX TO EXHIBITS

2.3		Asset Purchase Agreement, dated as of April 16, 2002, by and between Ditech and TI.
10.29	(1)	Software License Agreement, dated as of April 16, 2002, by and between Ditech, TI and Telogy.
99.1		Press Release, dated as of April 16, 2002 entitled "Texas Instruments Acquires Ditech's Telinnovation Echo-Cancellation Software Unit."

(1)
Confidential treatment has been requested for portions of this Exhibit.

QuickLinks

  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements and Exhibits.
Ditech Communications Corporation Unaudited Pro Forma Condensed Consolidated Balance Sheet As of January 31, 2002 (in thousands)
Ditech Communications Corporation Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Year Ended April 30, 2001 (in thousands, except per share amounts)
Ditech Communications Corporation Unaudited Pro Forma Condensed Consolidated Statement of Operations For Nine Month Period Ended January 31, 2002 (in thousands, except per share amounts)
Ditech Communications Corporation Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
SIGNATURE
INDEX TO EXHIBITS